UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 11, 2004

Commission File Number  0-15949

INTERNATIONAL MICROCOMPUTER SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

California	94-2862863
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer identification No.)

100 Rowland Way, Suite 300, Novato, CA	94945
(Address of principal executive offices)	(Zip code)

 (415) 878-4000
(Registrant's telephone number including area code)

ITEM 4.01 CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

On November 10, 2004, the Audit Committee of the Board of Directors of International Microcomputer Software, Inc. (“IMSI) was notified that its independent registered accounting firm Grant Thornton LLP, resigned effective November 11, 2004.

The reports issued by Grant Thornton LLP on IMSI's financial statements for both of the two most recent fiscal years did not contain any adverse opinion or a disclaimer of opinion, or any qualification or modification as to uncertainty, audit scope or accounting principles.

During IMSI's two most recent fiscal years and through November 11, 2004, there were no disagreements with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Grant Thornton LLP, would have caused Grant Thornton LLP to make reference to the subject matter of the disagreement in connection with its reports.

IMSI is in the process of identifying and retaining a new independent registered accounting firm to audit its financial statements.

As required by Item 304(a)(3) of Regulation S-K, IMSI has furnished Grant Thornton LLP with the disclosures contained in this Item 4 and requested that Grant Thornton LLP furnish IMSI with a letter addressed to the Securities and Exchange Commission stating that it agrees with the statements made by IMSI in this Item 4. A copy of Grant Thornton LLP’s letter dated November 11, 2004 is included as Exhibit 16 hereto.

ITEM 9.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)	Exhibits

Exhibit No.	Description

16	Letter from Grant Thornton LLP regarding its concurrence with the statements made by IMSI in Item 4 of this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL MICROCOMPUTER SOFTWARE, INC.

Date: November 11, 2004	By:	/s/ Martin Wade, III
Martin Wade, III
Title: Chief Executive Officer